CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS A 75% INCREASE IN
FIRST QUARTER NET INCOME TO $2.7 MILLION;
DEPOSITS GROW 11%

April 23, 2012 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $2.7 million, or $0.19 per share, for the quarter ended March 31, 2012. The Company also reported an increase in core deposits of $196 million, or 11%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended
			%
	03/31/12	03/31/11	Increase
Total assets	$2,470.6	$2,320.6	6%

Total deposits	2,086.8	1,885.0	11%

Total loans (net)	1,448.3	1,424.8	2%

Total revenues	$29.1	$28.0	4%

Net income	2.7	1.5	75%

Diluted net income per common share	$0.19	$0.11	73%

“We are extremely pleased with our recorded net income of $2.7 million, or $0.19 per share, for the first quarter of 2012, as well as an 11% annual increase in both total and core deposits,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

"We continue to make progress related to the resolution of asset quality concerns which, in turn, strengthens our balance sheet and future operations. Nonperforming assets trended lower for the seventh consecutive quarter to $39.1 million, or 1.58%, of total assets at March 31, 2012 from a high of $70.6 million, or 3.22%, of total assets at June 30, 2010," said Nalbandian.

Highlights for the Three Months Ended March 31, 2012

•
The Company recorded net income of $2.7 million, or $0.19 per share, for the first quarter of 2012 compared to net income of $1.5 million, or $0.11 per share, for the same period one year ago. This represents a 75% increase over first quarter results last year.

•
Total revenues for the first quarter of 2012 were $29.1 million, up $1.1 million, or 4%, over total revenues of $28.0 million for the same quarter one year ago. On a linked quarter basis, total revenues were up $605,000, or 2%.

•
The Company's net interest margin on a fully-taxable basis for the first quarter of 2012 was 3.90%, compared to 3.82% recorded in the fourth quarter of 2011 and compared to 3.86% for the first quarter of 2011. The Company's deposit cost of funds for the first quarter was 0.42%, down from 0.50% for the previous quarter and compared to 0.66% for the same period one year ago.

•	Noninterest income totaled $7.4 million for the first quarter of 2012, up $379,000, or 5%, on a linked quarter basis.

•	Noninterest expenses for the first quarter 2012 were $22.9 million, down $1.4 million, or 6%, compared to the first quarter one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 15.25%, a Tier 1 Leverage ratio of 10.16% and a tangible common equity to tangible assets ratio of 9.11%.

•	Stockholders' equity increased by $16.6 million, or 8%, over the past twelve months to $226.0 million. At March 31, 2012, the Company's book value per share was $15.93.

•	Total deposits for the first quarter 2012 increased to $2.09 billion, up $202 million, or 11%, over the first quarter one year ago.

•	Core deposits (all deposits excluding public fund time deposits) grew $196 million, or 11%, over first quarter 2011.

•	Net loans grew $33.2 million, or 2%, on a linked quarter basis to $1.45 billion and were also up 2% over the first quarter of 2011.

•
Our allowance for loan losses totaled $23.8 million, or 1.61%, of total loans at March 31, 2012, as compared to $21.9 million, or 1.51%, of total loans at March 31, 2011. During the past twelve months the nonperforming loan coverage ratio has increased from 42% to 73%.

Income Statement

	Three months ended March 31,
(dollars in thousands, except per share data)	2012	2011	% Change
Total revenues	$29,057	$27,973	4%
Total noninterest expenses	22,931	24,307	(6)
Net income	2,684	1,532	75
Diluted net income/share	$0.19	$0.11	73%

The Company recorded net income of $2.7 million, or $0.19 per share, for the first quarter of 2012 compared to net income of $1.5 million, or $0.11 per share, for the first quarter of 2011. Net income increased $201,000, or 8%, on a linked quarter basis.

Total revenues (net interest income plus noninterest income) for the first quarter of 2012 were $29.1 million, up $1.1 million, or 4%, over the first quarter of 2011. Noninterest expenses for the quarter totaled $22.9 million, down $1.4 million, or 6%, compared to the same period in 2011.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2012 totaled $21.6 million, up $1.6 million, or 8%, over the $20.0 million recorded in the first quarter of 2011. On a linked quarter basis, net interest income increased by $226,000, or 1%.

Average interest earning assets for the first quarter of 2012 totaled $2.25 billion versus $2.26 billion for the previous quarter and were up $118.6 million, or 6%, over the first quarter of 2011. Average interest bearing deposits totaled $1.61 billion for the first quarter of 2012, up 8%, over the same quarter of 2011. Average noninterest bearing deposits for the first quarter of 2012 were $393.8 million, up $34.1 million, or 9%, over the first quarter last year. Total interest expense for the quarter was down $1.2 million, or 30%, from the first quarter of 2011 as a result of a 24 basis points ("bps") reduction in the Bank's deposit cost of funds and a 26 bps reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the first quarter of 2012 was 3.82%, up over the 3.73% recorded for the previous quarter and compared to 3.77% for the first quarter of 2011. The net interest margin on a fully-taxable basis for the first quarter of 2012 was 3.90%, up 8 bps over the previous quarter and compared to 3.86% for the first quarter of 2011.

The Company's deposit cost of funds for the first quarter of 2012 was 0.42%, down from 0.50% the previous quarter, and down 24 bps from 0.66% recorded in the first quarter one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the change in net interest income on a fully tax-equivalent basis for the first quarter of 2012 over the same period of 2011 was due to an increase in the level of interest-earning assets combined with a reduction in the Company's cost of funds, partially offset by lower yields on the Company's earning assets.

(dollars in thousands)	Net Interest Income
2012 vs. 2011	Volume Change	Rate Change	Total Increase	% Increase
1st Quarter	$1,387	$164	$1,551	8%

Noninterest Income

Noninterest income for the first quarter of 2012 totaled $7.4 million, down $515,000, or 6%, from $8.0 million recorded in the first quarter one year ago, but up $379,000, or 5%, on a linked quarter basis.

	Three months ended March 31,
(dollars in thousands)	2012	2011	% Change
Service charges, fees and other income	$6,877	$6,724	2%
Gains on sales of loans	229	1,198	(81)
Gains on sales of securities	1,629	34	n. m.
Credit impairment losses on investment securities	(1,294)	—	—
Total noninterest income	$7,441	$7,956	(6)%

Service charges, fees and other income increased by $153,000, or 2%, over the first quarter of 2011. Gains on the sale of loans totaled $229,000 for the first quarter of 2012 versus $1.2 million for the same period in 2011. This decrease is primarily attributable to no sales of Small Business Administration ("SBA") loans during the first quarter of 2012 compared to $928,000 of gains recorded in the same period last year on the sale of SBA loans. Net gains on the sales of investment securities during the first quarter of 2012 were $1.6 million, compared to $34,000 for the same period in 2011. Partially offsetting the quarter's net gain was $1.3 million of OTTI credit losses related to three private-label CMO's in the Bank's investment portfolio and, for the first time, two such CMO's experienced actual principal losses.

Noninterest Expenses

Noninterest expenses for the first quarter of 2012 were $22.9 million, down $1.4 million, or 6%, compared to the total of $24.3 million recorded in the first quarter one year ago.

The breakdown of noninterest expenses for the first quarters ended March 31, 2012 and 2011, respectively, are shown in the following table:

	Three months ended March 31,
(dollars in thousands)	2012	2011	% Change
Salaries and employee benefits	$10,538	$10,379	2%
Occupancy and equipment	3,349	3,797	(12)
Advertising and marketing	420	399	5
Data processing	3,382	3,395	—
Regulatory assessments and related fees	826	1,085	(24)
Foreclosed real estate	363	1,052	(65)
Other expenses	4,053	4,200	(4)
Total noninterest expenses	$22,931	$24,307	(6)%

The Company experienced a lower level of noninterest expenses in most major categories during the first quarter of 2012 compared to the same quarter last year.

The decrease in occupancy expenses resulted from a mild winter and therefore lower snow removal and maintenance costs compared to last year. Lower FDIC insurance assessment fees, effective April 1, 2011 for most FDIC-insured banks, provided the decrease in regulatory expenses. The Company recorded a $900,000 write down on a large OREO property in the first quarter last year which accounts for the decrease in foreclosed real estate expenses for the first quarter of 2012 compared to the same period of 2011. Consulting expenses continued to decrease as well, down $135,000 in the first quarter of 2012 compared to the same period last year.

Balance Sheet

	As of March 31,
(dollars in thousands)	2012	2011	% Increase
Total assets	$2,470,559	$2,320,631	6%

Total loans (net)	1,448,279	1,424,827	2%

Total deposits	2,086,791	1,884,970	11%

Total core deposits	2,033,283	1,837,443	11%

Total stockholders' equity	226,034	209,436	8%

Deposits

The Company continued to experience strong deposit growth with total deposits at March 31, 2012 reaching $2.09 billion, a $201.8 million, or 11%, increase over total deposits of $1.88 billion one year ago. Core deposits increased by $195.8 million to $2.03 billion, also an 11% increase over the past twelve months.

Core Deposits

Change in core deposits by type of account is as follows:

	As of March 31,
(dollars in thousands)	2012	2011	% Change	1st Quarter 2012 Cost of Funds
Demand noninterest-bearing	$446,914	$396,214	13%	0.00%
Demand interest-bearing	1,019,223	915,500	11	0.41
Savings	402,647	310,879	30	0.37
Subtotal	1,868,784	1,622,593	15	0.31
Time	164,499	214,850	(23)	1.52
Total core deposits	$2,033,283	$1,837,443	11%	0.42%

Total core demand noninterest bearing deposits increased by $50.7 million, or 13%, over the past twelve months to $446.9 million while core interest-bearing demand deposits grew by $103.7 million, or 11%. Likewise, core saving deposits increased by $91.8 million, or 30%, over the same period. Total core demand and savings deposit growth over the past twelve months was $246.2 million, or 15%. The total cost of core deposits, excluding time deposits, during the first quarter of 2012 was 0.31% compared to 0.35% for the previous quarter and down 15 bps from the first quarter one year ago. The cost of total core deposits for the first quarter of 2012 was 0.42%, down 8 bps on a linked quarter basis and down 24 basis points from the same period in 2011.

Change in core deposits by type of customer is as follows:

	March 31,	% of	March 31,	% of	%
(dollars in thousands)	2012	Total	2011	Total	Increase
Consumer	$992,349	48%	$940,613	51%	6%
Commercial	642,716	32	586,440	32	10
Government	398,218	20	310,390	17	28
Total	$2,033,283	100%	$1,837,443	100%	11%

Total consumer core deposits increased by $51.7 million, or 6%, and total commercial core deposits grew by $56.3 million, or 10%, during the past 12 months while government deposits increased by $87.8 million, or 28%.

Lending

Gross loans totaled $1.47 billion at March 31, 2012, an increase of $25.4 million, or 2%, compared to March 31, 2011. The composition of the Company's loan portfolio is as follows:

(dollars in thousands)	March 31, 2012	% of Total	March 31, 2011	% of Total	$ Change	% Change
Commercial and industrial	$344,521	24%	$369,257	25%	$(24,736)	(7)%
Commercial tax-exempt	78,038	5	85,456	6	(7,418)	(9)
Owner occupied real estate	283,375	19	257,008	18	26,367	10
Commercial construction and land development	104,967	7	125,872	9	(20,905)	(17)
Commercial real estate	373,500	25	326,659	23	46,841	14
Residential	82,201	6	79,562	5	2,639	3
Consumer	205,436	14	202,863	14	2,573	1
Gross loans	$1,472,038	100%	$1,446,677	100%	$25,361	2%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Nonperforming assets/total assets	1.58%	1.73%	2.51%
Net loan charge-offs (annualized)/average total loans	0.10%	1.39%	0.45%
Loan loss allowance/total loans	1.61%	1.50%	1.51%
Nonperforming loan coverage	73%	62%	42%
Nonperforming assets/capital and reserves	16%	17%	25%

Nonperforming assets trended lower for the seventh consecutive quarter to $39.1 million, or 1.58%, of total assets at March 31, 2012, down $2.7 million, or 7%, from $41.9 million, or 1.73%, of total assets at December 31, 2011 and down $19.0 million, or 33%, from $58.1 million, or 2.51%, of total assets one year ago. Total delinquent loans, including all nonaccrual loans, as a percentage of total gross loans outstanding, were 2.98% at March 31, 2012, compared to 4.05% at March 31, 2011. Accruing restructured loans at March 31, 2012 totaled $15.9 million compared to $12.8 million for the previous quarter-end.

The Company recorded a provision for loan losses of $2.5 million for the first quarter of 2012 as compared to $3.4 million for the previous quarter and to $1.8 million recorded in the first quarter of 2011. The allowance for loan losses totaled $23.8 million as of March 31, 2012 as compared to $21.6 million at December 31, 2011 and to $21.9 million at March 31, 2011. The allowance represented 1.61% of gross loans outstanding at March 31, 2012, compared to 1.50% at December 31, 2011 and 1.51% at March 31, 2011.

Total net charge-offs for the first quarter of 2012 were $361,000, versus $5.0 million for the previous quarter and compared to $1.6 million for the first quarter of 2011.

Investments

At March 31, 2012, the Company's investment portfolio totaled $832.7 million. Detailed below is information regarding the composition and characteristics of the portfolio at March 31, 2012:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$9,810	$120,991	$130,801
Mortgage-backed securities:
Federal government agencies pass through certificates	62,652	35,097	97,749
Agency collateralized mortgage obligations	503,425	38,615	542,040
Private-label collateralized mortgage obligations	16,364	—	16,364
Corporate debt securities	19,379	15,000	34,379
Municipal securities	10,301	1,105	11,406
Total	$621,931	$210,808	$832,739
Duration (in years)	3.4	6.7	4.3
Average life (in years)	3.9	8.6	5.1
Quarterly average yield (annualized)	2.71%	3.43%	2.89%

At March 31, 2012, after-tax unrealized gains on the Bank's available for sale portfolio were $7.1 million, as compared to after-tax unrealized losses of $4.3 million at March 31, 2011.

Capital

Stockholders' equity at March 31, 2012 totaled $226.0 million, an increase of $16.6 million, or 8%, over stockholders' equity of $209.4 million at March 31, 2011. Return on average stockholders' equity (ROE) for the first quarters of 2012 and 2011, was 4.83% and 3.00%, respectively.

The Company's capital ratios at March 31, 2012 and 2011 were as follows:

	3/31/2012	3/31/2011	Regulatory Guidelines “Well Capitalized”
Leverage ratio	10.16%	10.58%	5.00%
Tier 1	14.00	14.30	6.00
Total capital	15.25	15.55	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At March 31, 2012, the Company's book value per common share was $15.93.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers ability to meet credit obligations;

•	our ability to manage current elevated levels of impaired assets;

•	the impact of the Dodd-Frank Act and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the FDIC deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisitions and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	continued compliance with the April 29, 2010 consent order may result in increased noninterest expenses;

•	expenses associated with modifications we are making to our logos in response to the Members 1st litigation and dismissal order;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the
	Three Months Ended
	March 31,	December 31,	%	March 31,	%
(in thousands, except per share amounts)	2012	2011	Change	2011	Change
Income Statement Data:
Net interest income	$21,616	$21,390	1%	$20,017	8%
Provision for loan losses	2,500	3,350	(25)	1,792	40
Noninterest income	7,441	7,062	5	7,956	(6)
Total revenues	29,057	28,452	2	27,973	4
Noninterest operating expenses	22,931	21,731	6	24,307	(6)
Net income	2,684	2,483	8	1,532	75
Per Common Share Data:
Net income per common share:
Basic	$0.19	$0.18	6%	$0.11	73%
Diluted	0.19	0.18	6	0.11	73

Book Value	$15.93	$15.50		$15.06

Weighted average common shares outstanding:
Basic	14,126	14,075		13,779
Diluted	14,126	14,075		13,779
Balance Sheet Data:
Total assets	$2,470,559	$2,421,219	2%	$2,320,631	6%
Loans (net)	1,448,279	1,415,048	2	1,424,827	2
Allowance for loan losses	23,759	21,620	10	21,850	9
Investment securities	832,739	810,094	3	691,806	20
Total deposits	2,086,791	2,071,574	1	1,884,970	11
Core deposits	2,033,283	2,028,338	—	1,837,443	11
Stockholders' equity	226,034	220,020	3	209,436	8
Capital:
Total stockholders' equity to assets	9.15%	9.09%		9.02%
Leverage ratio	10.16	9.99		10.58
Risk based capital ratios:
Tier 1	14.00	14.11		14.30
Total Capital	15.25	15.36		15.55
Performance Ratios:
Cost of funds	0.51%	0.61%		0.77%
Deposit cost of funds	0.42	0.50		0.66
Net interest margin	3.82	3.73		3.77
Return on average assets	0.45	0.41		0.27
Return on total stockholders' average equity	4.83	4.48		3.00
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.10%	1.39%		0.45%
Nonperforming assets to total period-end assets	1.58	1.73		2.51
Allowance for loan losses to total period-end loans	1.61	1.50		1.51
Allowance for loan losses to period-end nonperforming loans	73	62		42
Nonperforming assets to capital and allowance	16	17		25

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2012	2011

Assets
Cash and due from banks	$47,402	$46,998
Federal funds sold	—	8,075
Cash and cash equivalents	47,402	55,073
Securities, available for sale at fair value	621,931	613,459
Securities, held to maturity at cost (fair value 2012: $213,947; 2011: $199,857)	210,808	196,635
Loans, held for sale	16,306	9,359
Loans receivable, net of allowance for loan losses (allowance 2012: $23,759; 2011: $21,620)	1,448,279	1,415,048
Restricted investments in bank stock	15,965	16,802
Premises and equipment, net	80,714	82,114
Other assets	29,154	32,729
Total assets	$2,470,559	$2,421,219

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$446,914	$397,251
Interest-bearing	1,639,877	1,674,323
Total deposits	2,086,791	2,071,574
Short-term borrowings	93,900	65,000
Long-term debt	49,200	49,200
Other liabilities	14,634	15,425
Total liabilities	2,244,525	2,201,199
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2012: 14,126,783; 2011: 14,125,346)	14,126	14,125
Surplus	156,294	156,184
Retained earnings	48,161	45,497
Accumulated other comprehensive income	7,053	3,814
Total stockholders' equity	226,034	220,020
Total liabilities and stockholders' equity	$2,470,559	$2,421,219

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2012	2011
Interest Income
Loans receivable, including fees:
Taxable	$17,760	$17,513
Tax-exempt	867	986
Securities:
Taxable	5,671	5,395
Tax-exempt	33	—
Federal funds sold	1	1
Total interest income	24,332	23,895
Interest Expense
Deposits	2,082	2,997
Short-term borrowings	53	210
Long-term debt	581	671
Total interest expense	2,716	3,878
Net interest income	21,616	20,017
Provision for loan losses	2,500	1,792
Net interest income after provision for loan losses	19,116	18,225
Noninterest Income
Service charges, fees and other operating income	6,877	6,724
Gains on sales of loans	229	1,198
Total fees and other income	7,106	7,922
Net impairment loss on investment securities	(1,294)	—
Net gains on sales of securities	1,629	34
Total noninterest income	7,441	7,956
Noninterest Expenses
Salaries and employee benefits	10,538	10,379
Occupancy and equipment	3,349	3,797
Advertising and marketing	420	399
Data processing	3,382	3,395
Regulatory assessments and related fees	826	1,085
Foreclosed real estate	363	1,052
Other	4,053	4,200
Total noninterest expenses	22,931	24,307
Income before taxes	3,626	1,874
Provision for federal income taxes	942	342
Net income	$2,684	$1,532
Net Income per Common Share
Basic	$0.19	$0.11
Diluted	0.19	0.11
Average Common and Common Equivalent Shares Outstanding
Basic	14,126	13,779
Diluted	14,126	13,779

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	March 31, 2012			December 31, 2011			March 31, 2011
	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$788,264	$5,671	2.88%	$805,467	$5,754	2.86%	$698,429	$5,395	3.09%
Tax-exempt	4,474	50	4.45	156	2	4.29	—	—	—
Total securities	792,738	5,721	2.89	805,623	5,756	2.86	698,429	5,395	3.09
Federal funds sold	10,843	1	0.05	7,547	—	0.02	3,076	1	0.11
Total loans receivable	1,441,471	19,071	5.25	1,446,084	19,494	5.30	1,424,914	19,008	5.35
Total earning assets	$2,245,052	$24,793	4.39%	$2,259,254	$25,250	4.41%	$2,126,419	$24,404	4.60%
Sources of Funds
Interest-bearing deposits:
Regular savings	$378,227	$351	0.37%	$359,966	$364	0.40%	$320,344	$358	0.45%
Interest checking and money market	1,012,270	1,031	0.41	1,056,840	1,202	0.45	901,124	1,429	0.64
Time deposits	169,571	641	1.52	196,431	960	1.94	210,049	1,142	2.21
Public funds time	48,888	59	0.48	56,057	73	0.51	51,880	68	0.53
Total interest-bearing deposits	1,608,956	2,082	0.52	1,669,294	2,599	0.62	1,483,397	2,997	0.82
Short-term borrowings	99,746	53	0.21	74,279	45	0.24	169,863	210	0.51
Long-term debt	49,200	581	4.72	53,100	692	5.20	33,567	671	8.00
Total interest-bearing liabilities	1,757,902	2,716	0.62	1,796,673	3,336	0.74	1,686,827	3,878	0.93
Demand deposits (noninterest-bearing)	393,759			377,942			359,653
Sources to fund earning assets	2,151,661	2,716	0.51	2,174,615	3,336	0.61	2,046,480	3,878	0.77
Noninterest-bearing funds (net)	93,391			84,639			79,939
Total sources to fund earning assets	$2,245,052	$2,716	0.49%	$2,259,254	$3,336	0.59%	$2,126,419	$3,878	0.74%

Net interest income and margin on a tax- equivalent basis		$22,077	3.90%		$21,914	3.82%		$20,526	3.86%
Tax-exempt adjustment		461			524			509
Net interest income and margin		$21,616	3.82%		$21,390	3.73%		$20,017	3.77%

Other Balances:
Cash and due from banks	$42,885			$43,925			$43,048
Other assets	102,594			103,391			105,622
Total assets	2,390,531			2,406,570			2,275,089
Other liabilities	15,290			11,833			21,579
Stockholders' equity	223,580			220,122			207,030

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Year Ended
	March 31,		December 31,
(dollars in thousands)	2012	2011	2011

Balance at beginning of period	$21,620	$21,618	$21,618
Provisions charged to operating expenses	2,500	1,792	20,592
	24,120	23,410	42,210
Recoveries of loans previously charged-off:
Commercial and industrial	20	38	156
Commercial tax-exempt	—	—	—
Owner occupied real estate	4	—	60
Commercial construction and land development	434	—	11
Commercial real estate	3	6	15
Residential	1	—	68
Consumer	24	2	135
Total recoveries	486	46	445
Loans charged-off:
Commercial and industrial	(122)	(254)	(7,945)
Commercial tax-exempt	—	—	—
Owner occupied real estate	(43)	(2)	(254)
Commercial construction and land development	(388)	(382)	(10,629)
Commercial real estate	(166)	(436)	(852)
Residential	(55)	(101)	(188)
Consumer	(73)	(431)	(1,167)
Total charged-off	(847)	(1,606)	(21,035)
Net charge-offs	(361)	(1,560)	(20,590)
Balance at end of period	$23,759	$21,850	$21,620
Net charge-offs (annualized) as a percentage of average loans outstanding	0.10%	0.45%	1.43%
Allowance for loan losses as a percentage of period-end loans	1.61%	1.51%	1.50%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of March 31, 2012 and for the preceding four quarters (dollar amounts in thousands).

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$9,689	$10,162	$12,175	$19,312	$22,454
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	2,920	2,895	3,482	2,450	4,552
Commercial construction and land development	6,623	8,511	6,309	12,629	13,674
Commercial real estate	7,771	7,820	10,400	5,125	5,043
Residential	3,412	2,912	3,125	3,663	3,833
Consumer	2,055	1,829	2,009	2,310	2,357
Total nonaccrual loans	32,470	34,129	37,500	45,489	51,913
Loans past due 90 days or more and still accruing	8	692	567	—	90
Total nonperforming loans	32,478	34,821	38,067	45,489	52,003
Foreclosed assets	6,668	7,072	7,431	8,048	6,138
Total nonperforming assets	$39,146	$41,893	$45,498	$53,537	$58,141

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$10,295	$10,075	$10,129	$10,054	$8,373
Accruing TDRs	15,899	12,835	14,979	—	—
Total TDRs	$26,194	$22,910	$25,108	$10,054	$8,373

Nonperforming loans to total loans	2.21%	2.42%	2.64%	3.12%	3.59%

Nonperforming assets to total assets	1.58%	1.73%	1.87%	2.24%	2.51%

Nonperforming loan coverage	73%	62%	61%	48%	42%

Allowance for loan losses as a percentage of total period-end loans	1.61%	1.50%	1.61%	1.49%	1.51%

Nonperforming assets / capital plus allowance for loan losses	16%	17%	19%	22%	25%